EXHIBIT 24.01








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statements Nos. 33-3777, 33-16650, 33-55383 and 33-63956 on Form S-8 of our report dated April 18, 1996, with respect to the consolidated financial statements and schedule of Park Electrochemical Corp. included in the Annual Report on Form 10-K of Park Electrochemical Corp. for the fiscal year ended March 3, 1996.



ERNST & YOUNG LLP


New York, New York
May 30, 1996